NSAR Exhibit 77C: Matters submitted to a vote of Security Holders.


A Special Meeting of the Shareholders of Cortland Trust, Inc. (the "Fund"), was held at the offices of the Fund, 600 Fifth Avenue, New York, New York on November 5, 2007, at 9:00 A.M., Eastern time to approve the Agreements and Plans of Reorganization and Liquidation between Daily Income Fund and the Fund.

The results of the voting are as follows:


CORTLAND TRUST, INC.
SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 5, 2007
(UNAUDITED)
================================================================================


                                   Shares                 % of                       % of
 Cortland Government               Voted            Outstanding Shares           Shares Voted
 -------------------               ------           ------------------           ------------

   For                         35,554,827.03              58.82%                     96.38%
   Against                        853,547.98               1.41%                      2.31%
   Abstain                        481,443.37               0.80%                      1.31%


                                   Shares                 % of                       % of
 Cortland General Money Market     Voted            Outstanding Shares           Shares Voted
 -----------------------------     ------           ------------------           ------------

   For                         14,337,902.75              37.97%                     94.53%
   Against                        214,099.34               0.57%                      1.41%
   Abstain                        615,406.78               1.63%                      4.06%


                                   Shares                 % of                       % of
 Cortland Municipal                Voted            Outstanding Shares           Shares Voted
 ------------------                ------           ------------------           ------------

   For                          2,524,650.67              38.21%                     99.84%
   Against                          1,729.17               0.03%                      0.07%
   Abstain                          2,192.92               0.03%                      0.09%


NSAR Exhibit 77C: Matters submitted to a vote of Security Holders.

A Special Meeting of the Shareholders of Cortland Trust, Inc. (the "Fund"), was held at the offices of the Fund, 600 Fifth Avenue, New York, New York on November 6, 2007, at 9:00 A.M., Eastern time to approve the Agreements and Plans of Reorganization and Liquidation between Daily Income Fund and the Fund.

The resultS of the voting are as follows:


CORTLAND TRUST, INC.
SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 6, 2007
(UNAUDITED)
================================================================================



                                   Shares                 % of                       % of
 Cortland General Money Market     Voted            Outstanding Shares           Shares Voted
 -----------------------------     ------           ------------------           ------------


   For                         18,409,360.76              48.75%                     95.73%
   Against                        214,099.34               0.57%                      1.11%
   Abstain                        606,691.78               1.61%                      3.15%


                                    Shares                 % of                       % of
 Cortland Municipal                 Voted            Outstanding Shares           Shares Voted
 ------------------                 ------           ------------------           ------------

   For                          3,323,768.49              50.31%                     99.88%
   Against                          1,729.17               0.03%                      0.05%
   Abstain                          2,192.92               0.03%                      0.07%
